UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2007
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (IRS Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 21, 2007 Stewart Enterprises, Inc. (“Stewart” or “we”) executed a purchase agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and the other initial purchasers listed therein (the “Initial Purchasers”), pursuant to which we agreed to sell $125.0 million aggregate principal amount of our 3.125% Senior Convertible Notes due 2014 (the “2014 Notes”) and $125.0 million aggregate principal amount of our 3.375% Senior Convertible Notes due 2016 (the “2016 Notes”, and together with the 2014 Notes, the “Notes”) to the Initial Purchasers in a private placement. The Purchase Agreement was also executed by substantially all of our subsidiaries that are guarantors of our 6.25% Senior Notes due 2013 (the “Guarantors”). The closing of the sale of the Notes occurred on June 27, 2007.
     The Notes and the underlying Class A common stock (“Common Stock”) issuable upon conversion of the Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     We used approximately $164.0 million of the net proceeds of the offering to prepay the remaining balance of our Term Loan B, including accrued interest, and approximately $16.2 million of the net proceeds to pay the net cost of Purchased Call Options and Sold Warrants described below. We also used approximately $64.2 million of the net proceeds to repurchase shares of our Common Stock in negotiated transactions. The remainder of any of the net proceeds will be used for general corporate purposes.
     The 2014 Notes are governed by an indenture dated as of June 27, 2007 (the “2014 Indenture”), among Stewart, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The 2016 Notes are governed by an indenture dated as of June 27, 2007 among Stewart, the Guarantors and the Trustee (the “2016 Indenture” and, together with the 2014 Indenture, the “Indentures”). The 2014 Notes mature July 15, 2014, and the 2016 Notes mature July 15, 2016. The 2014 Notes bear interest at a rate of 3.125 percent per annum, and the 2016 Notes bear interest at a rate of 3.375 percent per annum. Interest is payable semiannually in arrears on January 15 and July 15 of each year, commencing January 15, 2008. Stewart may pay special interest of 0.50 percent in lieu of an event of default for 365 days if it fails to comply with Section 5.02 of the Indentures relating to providing reports to the Trustee.
     Holders may convert their Notes based on a conversion rate of 90.4936 shares of our Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $11.05 per share), subject to adjustment, on any business day prior to the close of business on the business day before the applicable maturity date only under the following circumstances: (1) during any fiscal quarter beginning after October 31, 2007, and only during such fiscal quarter, if the closing price of our Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130 percent of the conversion price per share (which conversion price per share is equal to $1,000 divided by the then applicable conversion rate), (2) during the five business day period after any period of five consecutive trading days in which the trading price per $1,000 principal amount of Notes for each trading day of that period was less than 95% of the product of the closing price of our Common Stock for each trading day of that period and the then applicable conversion rate for the applicable series of Notes, (3) if specified distributions to holders of our Common Stock occur, (4) if a fundamental change occurs or (5) with respect to the Notes of each series, during the last month prior to the maturity date of the Notes of that series.
     Upon conversion, in lieu of shares of our Common Stock, for each $1,000 principal amount of Notes converted, a holder will receive an amount in cash equal to the lesser of (1) $1,000 or (2) the conversion value, determined in the manner set forth in the Indentures, of the number of shares of our Common Stock equal to the conversion rate. If the conversion value exceeds $1,000, we will also deliver, at our election, cash or Common Stock or a combination of cash and Common Stock with respect to such excess amount, subject to the limitations in the Indentures. If a holder elects to convert its Notes in connection with certain fundamental change transactions, we will pay, to the extent described in the Indentures, a make whole premium by increasing the conversion rate applicable to such Notes.
     Upon specified fundamental change events, holders will have the option to require us to purchase for cash all or any portion of their Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

     The Notes are guaranteed, fully and unconditionally, jointly and severally, on an unsecured senior basis, by all of our subsidiaries that are guarantors of our 6.25% Senior Notes due 2013, except for three immaterial non-wholly owned subsidiaries and except for any future non-wholly owned subsidiaries. The Notes will also be guaranteed by any wholly owned subsidiary guarantors of any of our “Refunding Notes,” defined as any notes, bonds, debentures or similar debt securities that we may issue, or that any subsidiary of ours may issue if such debt securities are guaranteed by us, in each case, to the extent that any such debt securities are issued within six months before or within six months after the date on which we repay the 6.25% Senior Notes due 2013, whether at maturity or upon earlier redemption or repurchase or otherwise. Accordingly, holders of the Notes will be entitled to the benefit of any guarantees provided by any of our wholly owned subsidiaries in respect of any Refunding Notes. In addition, if the 6.25% Senior Notes due 2013 are repaid and no Refunding Notes are issued, the guarantees will have been released and the Notes will no longer be guaranteed.
     The Notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior unsecured indebtedness, senior to all of our future indebtedness that is expressly subordinated to the Notes and effectively junior to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations and to the indebtedness and other liabilities of our non-guarantor subsidiaries. The guarantees are the guarantor’s senior unsecured obligations and rank equally in right of payment with the existing and future senior unsecured indebtedness of such subsidiaries, senior to any future indebtedness that is expressly subordinated to the guarantees of such subsidiaries and effectively junior to all of the existing and future secured obligations of such subsidiaries to the extent of the value of the assets securing the obligations. The Indentures contain events of default which, if they occur, entitle the holders of the Notes to declare the Notes immediately due and payable.
     In connection with the sale of the Notes, Stewart and the Guarantors entered into a registration rights agreement dated as of June 27, 2007 with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we agreed to file with the Securities and Exchange Commission within 90 days after the issuance of the Notes a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. We also agreed to use our reasonable best efforts to cause the registration statement to become effective within 210 days after the issuance of the Notes, and to keep it effective for a period of up to two years, subject to our right to suspend the use of the prospectus under certain circumstances. We will be required to pay additional interest, up to 0.50%, subject to some limitations, to the holders of the Notes if we fail to comply with our obligations to register the Notes and the Common Stock issuable upon conversion of the Notes or if the registration statement does not remain effective as required.
     In connection with the sale of the Notes, Stewart entered into call option transactions with respect to its Common Stock (the “Purchased Call Options”) with Merrill Lynch International, an affiliate of one of the Initial Purchasers (“MLI”), pursuant to two Confirmations of OTC Convertible Note Hedge dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and MLI. The Purchased Call Options cover, subject to anti-dilution adjustments, approximately 11.3 million shares of Common Stock for each series of Notes, at strike prices that correspond to the initial conversion price of the Notes. The Purchased Call Options will offset our exposure to dilution from conversion of the Notes because any shares we would be obligated to deliver to holders of Notes upon conversion of the Notes would be delivered to us by the counterparty to the Purchased Call Options. Stewart paid approximately $60.0 million from the net proceeds of the sale of the Notes for the Purchased Call Options.
     Stewart also entered into warrant transactions whereby it sold to Merrill Lynch Financial Markets (“MLFM”), also an affiliate of one of the Initial Purchasers, warrants expiring in 2014 and 2016 to acquire, subject to customary anti-dilution adjustments, 11.3 million and 11.3 million shares of Common Stock, respectively (the “Sold Warrants”), pursuant to two Confirmations of OTC Warrant Transactions dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and MLFM. The strike prices of the Sold Warrants expiring in 2014 and 2016 are $12.93 per share of Common Stock and $13.76 per share of Common Stock, respectively. The Sold Warrants expiring in 2014 and 2016 may not be exercised prior to the maturity of the 2014 Notes and 2016 Notes, respectively. We can elect to settle the Sold Warrants in cash or Common Stock, subject to certain conditions. We received proceeds of approximately $43.8 million from the sale of the Sold Warrants.

     The Purchased Call Options and Sold Warrants are separate contracts entered into by Stewart, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes.
     The Sold Warrants and the underlying Common Stock issuable upon exercise of the Sold Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     We have amended our Rights Agreement dated as of October 28, 1999 between Stewart Enterprises, Inc. and Mellon Investor Services LLC to provide that the acquisition of the Notes by the Initial Purchasers and the sale of the Purchased Call Options and the purchase of the Sold Warrants by the counterparties along with any associated hedging transactions will not cause such persons to become Acquiring Persons as defined in that agreement.
     The Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the administrative agent and collateral agent, and a lender, under our senior secured credit facility.
     The descriptions of the agreements described above are summaries only and are qualified in their entirety by the reference to the terms of the respective agreements, which are filed as exhibits to this report and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information in Item 1.01 of this report is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     Pursuant to the Purchase Agreement described in Item 1.01 of this report, on June 21, 2007 Stewart agreed to sell $125 million aggregate principal amount of 3.125% Senior Convertible Notes due 2014 and $125 million aggregate principal amount of 3.375% Senior Convertible Notes due 2016 to the Initial Purchasers. The sale of the Notes was completed on June 27, 2007. Stewart offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Stewart relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Initial Purchasers purchased the Notes from us at 98% of their principal amount.
     Pursuant to the Confirmations of OTC Warrant Transactions described in Item 1.01 of this report, on June 21, 2007 Stewart agreed to sell warrants to acquire, subject to customary antidilution adjustments, an aggregate of approximately 22.6 million shares of Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.
     Additional information pertaining to the Notes and the Sold Warrants is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

4.1	Indenture dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to 3.125% Senior Convertible Notes due 2014 (including form of 3.125% Senior Convertible Notes due 2014).

4.2	Indenture dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to 3.375% Senior Convertible Notes due 2016 (including form of 3.375% Senior Convertible Notes due 2016).

4.3	Registration Rights Agreement dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and the Initial Purchasers.

4.4	Amendment No. 1 to the Rights Agreement dated June 26, 2007 between Stewart Enterprises, Inc. and Mellon Investor Services LLC.

10.1	Purchase Agreement dated June 21, 2007 by and among Stewart Enterprises, Inc., the guarantors listed on Schedule A thereto and the Initial Purchasers.

10.2	Confirmation of OTC Convertible Note Hedge dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and Merrill Lynch International.

10.3	Confirmation of OTC Convertible Note Hedge dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and Merrill Lynch International.

10.4	Confirmation of OTC Warrant Transaction dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and Merrill Lynch Financial Markets.

10.5	Confirmation of OTC Warrant Transaction dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and Merrill Lynch Financial Markets.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
By:	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer

Date: June 27, 2007

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Indenture dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to 3.125% Senior Convertible Notes due 2014 (including form of 3.125% Senior Convertible Notes due 2014).

4.2	Indenture dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to 3.375% Senior Convertible Notes due 2016 (including form of 3.375% Senior Convertible Notes due 2016).

4.3	Registration Rights Agreement dated June 27, 2007 by and among Stewart Enterprises, Inc., the guarantors named therein and the Initial Purchasers.

4.4	Amendment No. 1 to the Rights Agreement dated June 26, 2007 between Stewart Enterprises, Inc. and Mellon Investor Services LLC.

10.1	Purchase Agreement dated June 21, 2007 by and among Stewart Enterprises, Inc., the guarantors listed on Schedule A thereto and the Initial Purchasers.

10.2	Confirmation of OTC Convertible Note Hedge dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and Merrill Lynch International.

10.3	Confirmation of OTC Convertible Note Hedge dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and Merrill Lynch International.

10.4	Confirmation of OTC Warrant Transaction dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and Merrill Lynch Financial Markets.

10.5	Confirmation of OTC Warrant Transaction dated as of June 21, 2007 by and between Stewart Enterprises, Inc. and Merrill Lynch Financial Markets.